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                       VALUE CITY DEPARTMENT STORES, INC.

                                   EXHIBIT 11
                    COMPUTATION OF EARNINGS PER COMMON SHARE
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

                                                                                  1996         1995           1994
                                                                               ----------   -----------    -----------

Weighted average number of common shares outstanding                            31,722,381     31,981,893   32,048,745

Add net shares issuable pursuant to stock option plans less
     shares assumed repurchased at the average market price                        135,064       27,062        131,922
                                                                               -----------  -----------    -----------

Number of shares for computation of primary earnings per share                  31,857,445   32,008,955     32,180,667

Add net shares issuable pursuant to stock option plans less
     shares assumed repurchased at period end market price                          38,172       20,902          2,293
                                                                               -----------  -----------    -----------

Number of shares for computation of fully diluted
     earnings per share                                                         31,895,617   32,029,857     32,182,960
                                                                               ===========  ===========    ===========

Net income for primary and fully diluted earnings per share                    $21,718,000  $13,819,000    $38,936,000
                                                                               ===========  ===========    ===========

Pro forma net income for primary and fully diluted earnings per share

Earnings per share - primary and fully diluted                                       $0.68        $0.43          $1.21
                                                                               ===========  ===========    ===========
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